WARRANT EXERCISE AGREEMENT

Mobivity Holdings Corp.

55 N. Arizona Place, Suite 310

Chandler, Arizona  85225

Gentlemen:

The undersigned is the holder of Warrant No. _______________ (the “Warrants”) issued by Mobivity Holdings Corp., a Nevada corporation (the “Company”), which collectively entitle the undersigned to purchase an aggregate of ______________ shares (“Warrant Shares”) of the Company’s $0.001 par value common stock (“Common Stock”) on the terms and subject to the conditions set forth in the Warrants.  Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrants.

The undersigned has been advised by the Company that the undersigned has been offered the right through, but not after, October 31, 2016 (“Offer End Date”) to exercise all or any portion of the Warrants at the reduced exercise price of $0.70 per share, subject to:

•	the undersigned’s completion of this Warrant Exercise Agreement, including the undersigned’s qualification as an accredited investor in Item 3 below; and
•

the undersigned’s delivery of this fully completed and executed Warrant Exercise Agreement with respect to all Warrants being exercised, along with cash payment in the amount of the aggregate exercise price, to the Company on or before 5:00 p.m. California time, on the Offer End Date.

Based on the foregoing, the undersigned hereby tenders this election to exercise the Warrants for the purchase of _______________ Warrant Shares at the exercise price of $0.70 per share.  In the event the undersigned elects to exercise less than all of the Warrants, the undersigned hereby designates the following Warrants for exercise hereby:

•	The undersigned exercises its right to purchase _____________ Warrant Shares pursuant to Warrant No. ____; and
•	The undersigned exercises its right to purchase ____________ Warrant Shares pursuant to Warrant No. ____.

Payment of the subscription price in the amount of $_______________ (number of Warrant Shares being purchased x $0.70) is delivered concurrently by check made payable to “Mobivity Holdings Corp.” or by wire pursuant to the following instructions:

Bank Name:	Silicon Valley Bank
Bank Address:	3003 Tasman Drive
Santa Clara, California 95054
Routing/ABA No.:	121140399
Account Name:	Mobivity, Inc.
55 N. Arizona Place, Suite 310
Chandler, Arizona 85225
Account Number:	3301009271

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Please deliver your executed Warrant Exercise Agreement via mail or email, along with any payments by check (which should be sent by mail), to:

Mobivity Holdings Corp.

55 N. Arizona Place, Suite 310

Chandler, Arizona  85225

Attn: Christopher Meinerz

Email: chris.meinerz@mobivity.com

We have enclosed a self-addressed, postage-paid envelope for your convenience.

By execution below, the undersigned acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.

1.The undersigned acknowledges and represents as follows:

(a)That the undersigned:

(i)       alone or with the assistance of the undersigned’s own professional advisor who is unaffiliated with and who is not compensated by the Company or any of its affiliates (“Purchaser Representative”), has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in the Warrant Shares, has the capacity to protect the undersigned’s own interests in connection with an investment in the Warrant Shares and has the net worth to undertake such risks such that the undersigned could be reasonably assumed to have the capacity to protect his or her own interests in connection with a purchase of the Warrant Shares (if the undersigned has employed a Purchaser Representative in connection with an evaluation of a purchase of the Warrant Shares, the undersigned has set forth below the name, address and occupation of the Purchaser Representative):

and;

(ii)is an individual who has a pre‑existing personal or business relationship with the Company or any of its officers, directors or controlling persons or selling broker, as described below:

(b)That the undersigned had the opportunity to review this Warrant Exercise Agreement, the Company’s Warrant Offer Letter dated September 28, 2016 and the Company’s reports and registration statements on file with the SEC, including:

•

The Company’s prospectus dated August 8, 2016 filed with the SEC on August 10, 2016 (the undersigned acknowledges that the prospectus does not relate to the present offering and sale of the Warrant Shares and is referred herein because the prospectus provides the most recent comprehensive disclosure concerning the Company);

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•	The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2016 filed with the SEC on August 15, 2016; and
•	All other reports filed with the SEC subsequent to August 15, 2016 (the aforementioned are collectively referred to as the “Disclosure Package”).

The undersigned acknowledges that it has otherwise been given full and complete access to information regarding the Company and has utilized such access to the undersigned’s satisfaction for the purpose of obtaining such information regarding the Company as the undersigned has reasonably requested; and, particularly, the undersigned has been given reasonable opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Warrant Shares and to obtain any additional information, to the extent reasonably available;

(c)That the undersigned recognizes that the Warrant Shares as an investment involves a high degree of risk, including, but not limited to, those risks set forth in the “Risk Factors” section of the Company’s prospectus dated August 8, 2016;

(d)That the undersigned realizes that notwithstanding the fact that the Warrant Shares have been registered for resale pursuant to the Company’s Registration Statement on Form S-1 (SEC File No. 333-212418) declared effective by the SEC on August 8, 2016, the Warrant Shares are being issued pursuant to an exemption from registration under the U.S. Securities Act of 1933, as amended (“Securities Act”) and, as such, the transferability of the Warrant Shares is restricted and that legends may be placed on any certificate representing the Warrant Shares substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITIES, OR AN OPINION OF THE ISSUER’S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

(e)That the offer made hereby and the exercise of the Warrants at the reduced exercise price will not trigger any anti-dilution adjustment under the terms of the Warrants.  For example, the number of Warrant Shares eligible for purchase pursuant to the Warrants are not being increased (or decreased) as a result of the Warrants’ exercise at the reduced exercise price.

(f)That notwithstanding any “cashless exercise” or similar provision in the Warrants, the offer made hereby and the exercise of the Warrants at the reduced exercise price is strictly and expressly conditioned on the undersigned’s payment of cash consideration for the full amount of the aggregate exercise price at the reduced exercise price.

2.The undersigned represents and warrants that the undersigned is a bona fide resident of, is domiciled in and received the offer and made the decision to invest in the Warrant Shares in the state set forth on the signature page hereof, and the Warrant Shares are being purchased by the undersigned in the undersigned’s name solely for the undersigned’s own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or

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organization.  The undersigned further represents that the undersigned is acquiring the Warrant Shares for investment and not with a view towards resale or distribution.

3.The undersigned acknowledges that the offering of the Warrant Shares is subject to the federal securities laws of the United States and state securities laws of those states in which the Warrant Shares are offered, and that, pursuant to the U.S. federal securities laws and state securities laws, the Warrant Shares may be purchased only by persons who come within the definition of an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

By initialing one of the categories below, the undersigned represents and warrants that the undersigned comes within the category so initialed and has truthfully set forth the factual basis or reason the undersigned comes within that category.  ALL INFORMATION IN RESPONSE TO THIS PARAGRAPH WILL BE KEPT STRICTLY CONFIDENTIAL.  The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category I	_____

The undersigned is a natural person (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with the undersigned’s spouse, presently exceeds U.S. $1,000,000.

Explanation.  In calculation of net worth the undersigned may not include equity in the undersigned’s primary residence, however, the undersigned can include equity in all other real estate.  The calculation of net worth may also include the undersigned’s personal property, cash, short‑term investments, stocks and securities.  Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.  Any debt that secures the undersigned’s primary residence can be excluded from liabilities in calculating the undersigned’s net worth, as long as the debt does not exceed the fair market value of the property (except that if the amount of such debt outstanding at the time of the undersigned’s purchase of the Shares exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability).  If, however, the amount of the debt exceeds the fair market value of the primary residence and the mortgagee or other lender has recourse to the undersigned personally for any deficiency, that excess liability should be deducted from the undersigned’s net worth.

Category II	_____

The undersigned is a natural person (not a partnership, corporation, etc.) who had an individual income in excess of U.S. $200,000 in each of the two most recent years, or joint income with the undersigned’s spouse in excess of $300,000 in each of the two most recent years, and has a reasonable expectation of reaching the same income level in the current year.

Category III	_____

The undersigned is a bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered

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under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by the plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

Category IV	_____	The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
Category V	_____

The undersigned is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

Category VI	_____

The undersigned is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered hereby, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

Category VII	_____	The undersigned is an entity in which all of the equity owners are accredited investors.

4.The undersigned, if other than an individual, makes the following additional representations:

(a)The undersigned was not organized for the specific purpose of acquiring the Shares; and

(b)This Warrant Exercise Agreement has been duly authorized by all necessary action on the part of the undersigned, has been duly executed by an authorized representative of the undersigned, and is the legal, valid and binding obligations of the undersigned enforceable in accordance with its terms.

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SIGNATURES

Executed this _______ day of _______________, 2016, at _____________________________.

Please print above the exact name(s) in which the Warrant Shares are to be held

The undersigned hereby represents he has read this entire Warrant Exercise Agreement as well as the Disclosure Package.

(For Warrant Holders Who Are Natural Persons)	Address to Which Correspondence
Should be Directed

Signature	Name
(Signature should be the same as the
holder named in the Warrants)

Street address

Signature (All record holders should sign)	City, State and Zip Code

Name(s) Typed or Printed	Tax Identification or Social Security Number

( )
Telephone Number

(For Warrant Holders That Are Entities)

(Print Name of Entity)
(Entity name should be the same as the
holder named in the Warrants)

(Signature of Authorized Signatory)

(Name and Title of Authorized Signer)

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ACCEPTANCE

This Warrant Exercise Agreement is accepted as of October __, 2016.

MOBIVITY HOLDINGS CORP.,
a Nevada corporation

By:
Dennis Becker, Chief Executive Officer

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